UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 2, 2020, Telenav, Inc., a Delaware corporation (“Telenav” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with V99, Inc, a Delaware corporation led by HP Jin, Co-Founder, President, and Chief Executive Officer of Telenav (“Parent”), and Telenav99, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides that, at the Effective Time, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be cancelled and extinguished, and automatically converted into the right to receive cash in an amount equal to $4.80, without interest thereon (the “Merger Consideration”). Additionally, at the Effective Time, each:

(i)

Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, shall become immediately vested converted automatically into the right to receive at the Effective Time an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price under such Stock Option, and (ii) the total number of shares of Common Stock subject to such Stock Option as of immediately prior to the Effective Time, less any taxes required to be withheld (provided, however, that any Stock Option for which its per share exercise price is greater than the Merger Consideration will be cancelled and terminated at the Effective Time for no consideration);

(ii)

Company RSU Award (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time but which have not settled into shares of Company Common Stock shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration for each share of Common Stock otherwise deliverable in settlement of such vested Company RSU Award (or portion thereof), less any taxes required to be withheld;

(iii)

Company RSU Award (or portion thereof) that is unvested, outstanding and unsettled immediately prior to the Effective Time shall be cancelled and converted into the unfunded, unsecured right to receive an amount in cash, without interest, equal to the Merger Consideration (less any taxes required to be withheld), subject to the holder’s satisfaction of any time-based vesting terms (including any accelerated vesting in connection with a termination of service) that applied with respect to the underlying Company RSU Award immediately prior to the Effective Time.

The Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Company Stockholder Approval; (ii) Majority of the Minority Approval; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

Pursuant to the Commitment Letter by and among H.P. Jin, Samuel T. Chen, and Digital Mobile Venture Limited (the “Financing Sources”) and Parent, the Financing Sources have committed, jointly and severally, to provide debt financing in an amount sufficient to pay (a) the aggregate of all Merger Consideration payable in connection with the transaction, all fees and expenses associated with the transactions contemplated by the Merger Agreement, and all amounts necessary to repay or prepay any Company indebtedness required to be repaid or prepaid at Closing (the “Commitment Amount”) or (b) the Parent Termination Fee, if applicable. The funding of the Commitment Amount subject only to the satisfaction by the Company or waiver by Parent of the closing conditions in the Merger Agreement applicable to the Company. Subject to the terms and conditions of the Commitment Letter, the Company has certain third-party beneficiary rights to enforce the terms of the Commitment Letter.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including those regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Company also has the right to a 30-day “go-shop” period beginning on November 2, 2020 and continuing until 11:59 p.m. Pacific time on December 2, 2020 to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. However, after such go-shop period and prior to receipt of the later of Company Stockholder Approval and Majority of the Minority Approval, the Company will be subject to customary “no-shop” restrictions on its ability to engage in such actions, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Board or the Independent Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes or is reasonably likely to constitute or lead to a Superior Proposal, and the Board or Independent Committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties pursuant to applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated by the Company in order to enter a definitive agreement with respect to a Superior Proposal or by Parent if the Company has effected a Change in Recommendation, then the termination fee payable by the Company to Parent will be $3,500,000 (provided, that such termination fee will be $2,000,000 if the Merger Agreement is terminated in connection with a Superior Proposal by a third party that made an alternative acquisition proposal prior to the expiration of the “go-shop” period). The Company will also have to pay a $3,500,000 termination fee to Parent if the Merger Agreement is terminated by Parent under certain circumstances, and prior to such termination, a proposal to acquire at least 50% of the Company’s stock or assets is publicly announced or disclosed, and within one year of such termination, the Company consummates or enters into a definitive agreement for such a transaction, and such transaction is subsequently consummated. Parent will be required to pay the Company a termination fee of $3,500,000 in certain circumstances, including if the Company terminates the Merger Agreement following Parent’s material breach of its obligation to have at least $6,000,000 in its bank account, the Company terminates because all mutual closing conditions have been satisfied or waived, all of the conditions to Parent’s obligation to close have been satisfied or waived, and the Company notifies Parent that all of the conditions to the Company’s obligations to close have been satisfied or waived, and that the Company stands ready, willing and able to consummate the Merger, and Parent fails to consummate the Closing within two Business Days of such notice, or either Party terminates the Merger Agreement if a Governmental Entity has enacted a Law or Order permanently restraining, enjoining or otherwise prohibiting the Merger, and at the time of termination, all conditions to Parent’s obligations to consummate the Merger, other than certain specified conditions, have been satisfied or waived.

Voting and Support Agreement

In connection and concurrently with the execution of the Merger Agreement, members of the Purchaser Group (the “Support Agreement Stockholders”) entered into a voting and support agreement (the “Support Agreement”) with the Company. Pursuant to the Support Agreement, the Support Agreement Stockholders have agreed to vote all shares of Common Stock owned by them in accordance with the publicly disclosed recommendation to the stockholders of the Company by action of the Board, the Independent Committee or any other duly constituted committee of the Board (a “Public Board Recommendation”), irrespective of whether such Public Board Recommendation is to vote: (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby or against an extraordinary corporate transaction or proposal provided that certain specified circumstances are met, (ii) subject to specified exceptions, in favor of an Accepted Superior Proposal (as defined below) if, in the event that the Merger Agreement is terminated, the Board or Independent Committee has delivered a Change in Recommendation Notice to Parent no later than December 16, 2020 with respect to a Superior Proposal received from an Excluded Party (including any amendment to such Superior Proposal made in response to a Parent Proposal during any Notice Period) (an “Accepted Superior Proposal”), or (iii) in favor of or against any other matter determined by action of the Board, the Independent Committee or any other duly constituted committee of the Board, in good faith, to be necessary or appropriate in connection with the Merger Agreement and the Merger or any Accepted Superior Proposal, in each case if recommended to the stockholders of the Company by a Public Board Recommendation.

The foregoing description of the Merger Agreement, the Support Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement and the Support Agreement, which are attached as Exhibit 2.1 and Exhibit 2.1.1, respectively, and are incorporated herein by reference.

The Merger Agreement and the Support Agreement contain representations and warranties by each of Parent, Merger Sub, the Company and the Support Agreement Stockholders. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and the Support Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified in the Merger Agreement and in the Support Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement and the Support Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement and the Support Agreement or such other date or dates as may be specified in the Merger Agreement and the Support Agreement.

Item 2.02.	Results of Operations and Financial Condition

On November 2, 2020, the Company issued a press release announcing its financial results for the first quarter ended September 30, 2020 and posted on its website a supplemental investor presentation regarding the results of such quarter. Copies of the press release and supplemental investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in the press release and the supplemental investor presentation. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release, supplemental investor presentation and the financial tables attached to each.

Item 5.02	Departure of Directors or Certain Officers

On and effective as of November 2, 2020, Ken Xie resigned as a member of the Board. There were no disagreements between Mr. Xie and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Following Mr. Xie’s resignation, the Board approved a reduction of the number of directors of the Board from six to five, effective as of November 2, 2020.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

Effective as of November 2, 2020, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”) to provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed herewith as Exhibit 3.2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On November 2, 2020, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.telenav.com/) or by contacting the Company’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

The Company and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and documents to which the Company refers you in this communication, contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent the Company’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include the Company’s expectations regarding the Merger Agreement and the terms and conditions of the Merger Agreement. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of the Company’s stockholders, including a majority of the outstanding shares of the Company’s common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and other related parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vi) the effect of the proposed transaction on the Company’s business and operating results and impact on the trading price of shares of the Company’s common stock; the diversion of management time on transaction-related issues. Any forward-looking statement made by the Company in this communication is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 2, 2020, by and among V99, Inc, a Delaware corporation, Telenav99, Inc., a Delaware corporation and Telenav Inc., a Delaware corporation.*

2.1.1	Voting and Support Agreement, dated as of November 2, 2020, by and among the Stockholders party thereto and Telenav Inc.

3.2.1	Amended and Restated Bylaws, effective as of November 2, 2020.

99.1	Press release of Telenav, Inc., dated November 3, 2020.

99.2	Supplemental investor presentation of Telenav, Inc., dated November 3, 2020.

99.3	Press release of Telenav, Inc., dated November 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

By:	/s/ Steve Debenham
Steve Debenham
General Counsel

Date: November 3, 2020